ONLINE MERCHANT AGREEMENT


     This ONLINE MERCHANT AGREEMENT ("Agreement") is made as of October 15, 1999, (the "Effective Date"), by and between iVillage Inc., a Delaware corporation having its principal offices at 170 Fifth Avenue, New York, New York 10010 ("iVillage"), and Garden.com, Inc., a Delaware ("Garden.com") having its principal offices at 3301 Steck Avenue, Austin, Texas 78757. Garden.com and iVillage are sometimes referred to as the "Parties" and individually as a "Party." Certain capitalized terms used in this Agreement are defined in
Section  1  or  otherwise  in  this  Agreement.

     WHEREAS, iVillage operates a network of U.S. English language Web sites that currently includes channels covering the leading topics of interest to women, such as family, health, work and money, as well as interactive tools, community elements and online commerce (the "iVillage Network"), and iVillage desires to include on the iVillage Network further gardening content and commerce services;

     WHEREAS, Garden.com, via its Web site located at www.Garden.com (the "Garden.com Web Site") is an online retailer of gardening and gardening related products and desires to promote its products by maintaining a presence on the iVillage Network during the term of this Agreement; and

     NOW, THEREFORE, in consideration of the promises and the mutual covenants, and premises hereinafter provided, iVillage and Garden.com agree as follows:

1.     Definitions.

     A. "Confidential Information" shall be defined as (a) any material non-public information, communication or data, in any form and (b) Garden.com-branded promotional elements, including, but not limited to banner advertisements and buttons, prior to publication.

     B. "Garden.com Products" shall be defined as Gardening Products sold by Garden.com.

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     C.  "Gardening  Products"  shall  be defined as the gardening and gardening lifestyle products , including, without limitation, plants, bulbs, seeds, shrubs, cut flowers, Christmas trees, wreaths, outdoor furniture, lawn and patio accessories, gardening tools, garden inspired gifts and similar or related products offered by Garden.com during the term of this Agreement.

     D. "Impression" shall be defined as a text or graphical link enabling the user to link to a mutually agreed upon destination URL.

     E. "iVillage Home Page" shall be defined as the Web page found at the URL www.ivillage.com.

     F. "Gardening Retailer" shall be defined as an entity, a primary portion of whose business is the retail sale of Gardening Products.

     G. "Page View" shall be defined as a single viewing of a Web site page, whether or not the viewer acts on an advertisement located on that page.

     H. "Shopping Channel Don't Miss Sponsors Special Box" shall be defined as a 120x90 pixel button placed within the iVillage Shopping Channel in a location comparable to that offered to other iVillage Shopping Channel sponsors.

2.     Obligations  of  the  Parties.
       -----------------------------

     A. iVillage's Obligations. During the term of this Agreement, iVillage agrees to provide Garden.com with the following:

          (i) Exclusivity. Garden.com shall be the exclusive Gardening Retailer and the exclusive promoter of Gardening Products on the iVillage Home Page.


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          (ii)  Banner Advertisement Development.  During each twelve (12) month period during the term of this Agreement, iVillage shall design and deliver eight (8) to ten (10) Garden.com-branded HTML banner advertisements, which shall be placed within the iVillage Network as set forth herein. Garden.com shall have the opportunity to provide creative elements for inclusion within the banner advertisements, as well as the opportunity to approve the banner advertisements before launch of such to the public.

          (iii) Placement within iVillage Shopping Channel. Garden.com shall be featured within the iVillage Shopping Channel as follows: (a) a Garden.com-branded 88x31 pixel logo shall be placed on the front page (which shall be rotated with third party logos); (b) a permanent Garden.com branded text link and a 88x31 pixel Garden.com-branded logo (which shall be rotated with third party logos) shall be placed within the Home & Garden sub-category of the Shopping Channel; (c) in iVillage's discretion, inclusion within "Nicole's Finds", "Nicole's Choices" and the "Gifts" areas (which shall be rotated with third parties); (d) inclusion within the Shopping Channel Don't Miss Sponsor Special Box, which shall be rotated with third parties; (e) inclusion within the "Gift Page" area (which shall be rotated with third parties); and (f), inclusion within seasonal promotions, such as Valentine's Day, Mothers' Day and the "Holiday Gift Guides" area, in the form of text links and/or Garden.com branded logos which would rotate with third party logos.

          (iv) Promotion within other iVillage Channels. Garden.com shall be featured as a permanent text link within the "iVillage Stores" area of the iVillage Home Page during the term of this Agreement with the exception of July 1 - September 30, 2000 and July 1- September 30, 2001. In addition, Garden.com shall have the opportunity, with 60 days written notice, to require iVillage to remove the permanent text link within the "iVillage Stores" area of the iVillage Home Page for a period of no longer than one (1) calendar quarter in each calendar year during the term of this Agreement. Both parties shall mutually agree on how the impressions that would have been delivered on the iVillage Home Page shall be reallocated throughout the iVillage network.

          (v) Impressions. iVillage shall deliver to Garden.com, a minimum of [*] Impressions which shall appear in the form of permanent placements within the iVillage Network as described in Section 2.(iii) and Section 2.(iv), as well as banner advertisements, buttons, "Don't Miss Sponsor Special" text mentions, newsletter integration and Shopping Channel Don't Miss

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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Sponsors  Special  Boxes,  which  shall  all link directly to the Garden.com Web
Site, unless otherwise mutually agreed upon by the parties. [*] impressions shall be delivered between the Effective Date and [*] and [*] Impressions shall be delivered between [*]. iVillage shall not allocate more than [*] of the total Impressions to be delivered by iVillage and placed on the iVillage Home Page, and any delivery of Impressions which appear on the iVillage Home Page in excess of [*], shall be delivered to Garden.com without additional charge. In the event that iVillage delivers less than [*] Impressions by [*], then Garden.com shall be entitled to withhold payment of each subsequent monthly payment until iVillage has delivered such [*] Impressions. In the event that iVillage delivers less than [*] Impressions by [*], then Garden.com shall have the right to terminate this Agreement upon 30 days prior written notice.

          (vi)  Sweepstakes.  iVillage  shall  develop  and  execute  three  (3)
Garden.com-branded customized turn-key sweepstakes. In addition to the Impressions to be delivered to Garden.com pursuant to Section 2.A.(vii), iVillage shall deliver to Garden.com, [*] co-branded Impressions which shall be placed throughout the iVillage Network, and which shall serve to promote the aforementioned sweepstakes. Each sweepstakes shall be promoted with [*] Impressions. All prizes to be distributed pursuant to the sweepstakes shall be mutually determined by the parties and shall be provided by Garden.com. During the term of this Agreement, Garden.com shall also have the opportunity to participate in other relevant sponsorships developed by iVillage.

          (vii) Polls. iVillage shall conduct and administer approximately thirty (30) online polls to be placed within the iVillage Network, with questions to be mutually agreed upon by the parties.

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.


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     B.  Garden.com's  Obligations.  During  the  term  of  this  Agreement,
Garden.com  agrees  to  provide  iVillage  with  the  following:

          (i) Upon linking from the iVillage Network to the Garden.com Web Site, the Garden.com Web Site shall incorporate iVillage navigation (the "Frame") which shall include, at a minimum, a "Back to iVillage" button, an iVillage "Join Free" button and an area where the user shall have an opportunity to sign up for an iVillage newsletter. The Frame shall be displayed continuously, as the user navigates throughout the Garden.com Web Site. The frame shall be mutually agreed to and developed by the parties, and thereafter, neither party will edit, modify nor obfuscate the Frame in any manner unless mutually agreed upon by both parties.

          (ii) Garden.com shall provide, no less frequently than twice monthly, special offers of Garden.com Products ("Special Offers") which shall be available to iVillage Network users, and which shall appear each time an iVillage Network user links to the Garden.com Web Site from the iVillage Network. Garden.com agrees to use best efforts to ensure that the Special Offers are exclusive to iVillage members. The Special Offers shall be distinctive offerings and shall appear in a form mutually determined by the parties and shall appear as a "pop up" window (of a size not less than 250x250 pixels) unless mutually agreed upon by both parties. Garden.com shall use its reasonable best efforts to provide iVillage, at least thirty (30) days in advance of promotion of any such Special Offer on the Garden.com Web Site, a description of the Special Offer to be promoted to iVillage Network members. iVillage must receive all artwork and editorial text associated with the Special Offer to be promoted at least five (5) business days in advance of the promotion of such Special Offer. If the iVillage user who links to the Special Offer is not an iVillage member, then the "pop-up" window shall contain a link mutually agreed upon by the parties (e.g. a "Join Now" link) that will enable the user to register to become an iVillage member by linking to the appropriate area of the iVillage Network or a similar area to be mutually agreed upon by the parties. If the user becomes a member, the member shall be returned to the Garden.com Web Site where the member will then be able to purchase the Special Offer. If the individual is already an iVillage member, the "pop-up" window shall contain a "Buy Now" or similar link enabling the member to purchase the Garden.com Product on the Garden.com Web Site. Both parties agree to work together to ensure dynamic generation of the "pop-up" window through the use of 'cookies' or similar technology, but in no instance will the iVillage user be required to register as a member of

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the  iVillage  Network  in order to continue to shop at the Garden.com Web Site.
In all cases, the iVillage user must be an iVillage member to be able to purchase the Special Offer.

          (iii) Garden.com shall continue to display and implement on the Garden.com Web Site its privacy policy as such is in effect from time to time.

          (iv)   [*]

     C.  Mutual  Obligations  of  the  Parties.

          (i) During the term of this Agreement and subject to each party's terms of service, retail strategy and privacy policy as they exist from time to time, the parties agree to work together on a reasonable best efforts basis to develop a program to enable users of the iVillage Network to execute transactions on the Garden.com Web Site on a "One Click Basis", whereby a "One Click Basis" shall mean the ability for a user of the iVillage Network to click on a "Click to Buy" or similar link promoting a Garden.com Product on the iVillage Network (entitled "Click to Buy" or similar language), which would directly guide the user to a page where all relevant information required to purchase the product has been pre-populated and the user may click on a pre-determined link to consummate the desired transaction.

          (ii) iVillage will negotiate exclusively with Garden.com through [*], regarding the co-development and sponsorship of a "Garden" area within a proposed iVillage "Home & Garden Channel", which iVillage anticipates shall be to be launched to the public on or before [*].

3.     Legal  Compliance.  Both parties shall operate their respective Web sites
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and  services  in  compliance  with all applicable laws and regulations and each will  be  solely  responsible  for

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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obtaining  all  required  governmental  authorizations  necessary  for  the full performance  of  its  services  as  provided  for  under  this  Agreement.

4.     Maintenance.  Each  Party shall monitor and periodically test the general
       -----------
availability and operation of its Web site and shall seek to ensure its availability at least ninety-eight percent (98%) of the time during each calendar month, without taking into account a reasonable amount of scheduled downtime for periodic system maintenance and back-up.

5.     Customer  Service,  Fulfillment.  Garden.com  shall be solely responsible
       -------------------------------
for the Garden.com Web Site including customer service for users linking to the Garden.com Web Site through the iVillage Network, product support, quality and availability of Garden.com Products, fulfillment of orders and returns. Garden.com shall ensure that all users of the Garden.com Web Site placing an order for Garden.com Products are timely advised of the status of such purchase(s) including the timely confirmation of all orders. Garden.com shall be solely responsible for (a) fulfilling all orders for its Garden.com Products and (b) calculating, collecting and paying all appropriate taxes associated with payment processing. The Garden.com Products offered via the iVillage Network will be supported by the same warranty and return policy for the Garden.com Products as offered through other Garden.com channels.

6.     Reporting.   Garden.com shall track sales of the Garden.com Products from
       ---------
the iVillage Network through a uniform resource locator and shall provide iVillage with monthly reports in a form reasonably satisfactory to iVillage, no later than fifteen (15) days following the end of each month of the term of this Agreement. Such reports shall include, at a minimum, Page View traffic generated from the iVillage Network, including from the iVillage Home Page to the Garden.com Web Site, as well as the number of unique users, number of daily orders, total revenue and average revenue per order.

7.     Compensation.
       ------------

     A. Initial Fee. Garden.com agrees to pay iVillage, upon signing of this Agreement, an upfront, development, production and set up fee in the amount of [*].

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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     B.  Monthly  Fee.  In  addition,  during  the  term  of  this  Agreement,
Garden.com shall pay iVillage an additional [*], which shall be due on or before the first day of each month during the term of this Agreement. The first monthly payment shall be due on or before November 1, 1999.

     C. For purposes of this Agreement, the term "Cumulative Amount" shall mean those amounts actually paid by Garden.com to iVillage inclusive of payments described in Sections 7.A. and 7.B., as applicable. If this Agreement is terminated pursuant to Section 8.A. or Section 2.A.(v), the total payment due iVillage from Garden.com, shall be adjusted to indicate the number of Impressions actually delivered to Garden.com during the term of this Agreement (the "Adjusted Total Payment") and shall be calculated as follows: [*].

     D. Commencing on the first day after the date that each of the aforementioned payments are due, Garden.com shall be liable for a monthly rate of interest of not more than 1-1/2%, which interest shall be in addition to such fees due and owing to iVillage. All payments made via wire transfer should be directed as follows: Chase Manhattan Bank, 1411 Broadway, New York, New York 10018; Account name: iVillage Inc.; ABA#: 021000021; Account #: 020-923406;
Reference: Garden.com. All payments made via check, should be sent to: iVillage Inc., 170 Fifth Avenue, New York, New York 10010; Attention: Accounts Receivable.

     E. To the extent any of the abovementioned fees owing to iVillage are outstanding, this Section 7.D. shall survive termination of this Agreement until such fee has been paid to iVillage.

8.     Term  and  Termination.
       ----------------------

     A. The term of this Agreement shall commence on the Effective Date and shall continue until June 30, 2002, unless terminated earlier as set forth herein. For a period of not more than

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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thirty  (30) days which shall commence on or about one hundred twenty (120) days prior to the expiration of the term of this Agreement, the parties shall negotiate in good faith, a possible renewal of this Agreement and the terms and conditions surrounding such. In the event that both parties do not reach agreement regarding the co-development and sponsorship of a "Garden" area of a proposed "Home and Garden" channel as described in Section 2C(ii) (the "Home and Garden Agreement"), either party may terminate this Agreement by providing the other party, with written notice of such termination by December 15, 1999. Such termination to be effective January 1, 2000.

     B. In the event of a material breach by either Party of any term of this Agreement, the non-breaching Party may terminate this Agreement by written notice to the breaching Party if the breaching Party fails to cure such material breach within thirty (30) days of receipt of written notice thereof. In addition, either Party may terminate this Agreement effective upon written notice stating its intention to terminate in the event the other Party (i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within ninety (90) days of its filing.

9.     Ownership.  All  intellectual  or  proprietary  property and information,
       ---------
supplied or developed by either Party shall be and remain the sole and exclusive property of the Party who supplied or developed same. Upon termination of this Agreement and upon written request, the Party in receipt of the requesting Party's intellectual or proprietary property and/or information pursuant to this Agreement shall return such information to the requesting Party.

10.     Publicity.  iVillage  and  Garden.com  agree to work together to draft a
        ---------
press release describing the relationship set forth herein,. The parties will mutually agree upon the timing of such release and shall mutually determine whether to wait until consummation of the Home & Garden Agreement before making the release. The press release and any quotes from each Party's sources must be promptly approved by the public relations department of the other Party (unless otherwise required to be disclosed to a government or administrative agency) within not more than three (3) business days upon receipt from the other Party of such press release and/or quotes. Each Party must also be made aware of any pre-briefings with outside parties at least five (5) days in

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advance  of any pre-briefing.  Notwithstanding the foregoing, this Section shall not restrict either Party from complying with any governmental or administrative order or requirement (including any SEC filing requirements), so long as the party consults with the other party and attempts to address any good faith, confidentiality and other concerns/objections raised by each party.

11.     Licenses.
        --------

     A. Garden.com grants to iVillage, during the term of this Agreement, a royalty-free, non-exclusive, worldwide license to display, (i) Garden.com's tradenames, trademarks, service marks and logos (collectively, the "Garden.com Marks") in connection with this Agreement; and (ii) certain content and other material mutually determined by the parties (collectively, the "Garden.com Material"), for placement within the iVillage Network, as set forth herein. Except as set forth herein, no right, title, license, or interest in any Garden.com Marks or Garden.com Material owned by Garden.com or any of its affiliates is intended to be given to or acquired by iVillage by the execution of or the performance of this Agreement. iVillage shall not use the Garden.com Marks or the Garden.com Material for any purpose or activity except as expressly authorized or contemplated herein. iVillage acknowledges that Garden.com is the sole and exclusive owner of all trademarks, service marks, copyrights and other intellectual property of any kind in the Garden.com Marks and the Garden.com Material. iVillage agrees that (i) it shall do nothing inconsistent with such ownership either during the term of the Agreement or afterwards; (ii) it shall use the Garden.com Marks or the Garden.com Material in a manner that does not deviate from Garden.com's rights in the Garden.com Marks; and (iii) it shall take no action that shall interfere with or diminish Garden.com's right in the Garden.com Marks.

     B. iVillage grants to Garden.com, during the term of this Agreement, a royalty-free, non-exclusive, worldwide license to display iVillage's tradenames, trademarks, service marks and logos (collectively, the "iVillage Marks") as is reasonably necessary to establish and promote the links to the iVillage Network, provided, however, that any use of the iVillage Marks will be subject to iVillage's prior written approval. Except as set forth herein, no right, title, license, or interest in any iVillage Marks owned by iVillage or any of its affiliates is intended to be given to or acquired by Garden.com by the execution of or the performance of this Agreement. Garden.com shall not use the iVillage Marks for any purpose or activity except as expressly authorized or contemplated

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herein. Garden.com acknowledges that iVillage is the sole and exclusive owner of all trademarks, service marks, copyrights and other intellectual property of any kind in the iVillage Marks. Garden.com agrees that (i) it shall do nothing inconsistent with such ownership either during the term of the Agreement or afterwards; (ii) it shall use the iVillage Marks in a manner that does not deviate from iVillage's rights in the iVillage Marks; and (iii) it shall take no action that shall interfere with or diminish iVillage's right in the iVillage Marks.

12.     Submissions.  iVillage  must receive all Garden.com submissions at least
        -----------
five (5) business days prior to the scheduled date of publication for each relevant graphic (GIF) file, or file of such other format as iVillage may designate from time to time, supplied by Garden.com to be published by iVillage on the iVillage Network and which may contain a link to Garden.com Web site or to a Web site specified by Garden.com or any and all information and items necessary for iVillage's publication of any material supplied by Garden.com, including changes and updates thereto (collectively, "Garden.com Submissions" and each, a "Garden.com Submission"). In the event iVillage does not receive a Garden.com Submission prior to the applicable deadline, iVillage may publish in substitution any prior Garden.com Submission until such time as iVillage can reasonably begin publication of the promotion. If no such prior Garden.com Submission is available, iVillage may publish in substitution, any material it deems appropriate, in its sole discretion, until such time as iVillage can reasonably begin publication of the promotion. All changes to and/or cancellations of Garden.com Submissions must be made in writing or via e-mail sent to ads@mail.ivillage.com, and received by iVillage prior to the applicable deadline. iVillage may, in its sole reasonable discretion, refuse at any time any Garden.com Submission and/or publish any advertisement provided by Garden.com which it determines to be offensive, profane, inflammatory or otherwise not in conformance with the standards imposed by iVillage on its merchant partners.

13.     Representations,  Warranties  and  Indemnification.
        --------------------------------------------------

     A. iVillage represents and warrants that: (i) it is authorized to do business under the rules of the state in which it is incorporated; (ii) it is authorized to enter into this Agreement and to perform its obligations; (iii) it has all required permits, licenses, and other governmental authorizations and approvals; (iv) it shall comply with all local, state, federal, and international

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laws  and  regulations  in  performing  its  obligations  hereunder; and (v) the services to be performed and the materials provided by it (a) do not infringe or violate any patent, copyright, trade secret, trademark, or other proprietary right, (b) do not violate any applicable law, statute, ordinance or regulation;
(c) are not knowingly defamatory or libelous; (d) are not lewd, pornographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, antidiscrimination or false advertising; (f) do not promote violence or contain hate speech; or (g) do not knowingly contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines and (h) are and will remain capable of correctly performing all functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, before, during and after the year 2000, without error or degradation of performance.

     B. Garden.com represents and warrants that: (i) it is authorized to do business under the rules of the state in which it is incorporated; (ii) it is authorized to enter into this Agreement and to perform its obligations; (iii) it has all required permits, licenses, and other governmental authorizations and approvals; (iv) it shall comply with all local, state, federal, and international laws and regulations in performing its obligations hereunder; and
(v) the services to be performed by it, the Garden.com Material, and the materials provided by it (a) do not infringe or violate any patent, copyright, trade secret, trademark, or other proprietary right; (b) do not violate any applicable law, statute, ordinance or regulation; (c) are not knowingly defamatory or libelous; (d) are not lewd, pornographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, antidiscrimination or false advertising; (f) do not promote violence or contain hate speech; or (g) do not knowingly contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines; and (g) are and will remain capable of correctly performing all functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, before, during and after the year 2000, without error or degradation of performance.

     C. iVillage shall remain solely responsible for the operation of the iVillage Network, and Garden.com shall remain solely responsible for the operation of the Garden.com Web Site. Each Party (i) acknowledges that the iVillage Network and the Garden.com Web Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and
(ii) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site or service. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY

REGARDING (Y) THE AMOUNT OF SALES THAT GARDEN.COM MAY GENERATE DURING THE TERM AND (Z) ANY ECONOMIC OR OTHER BENEFIT THAT THE OTHER PARTY MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     D. iVillage agrees to indemnify, defend and hold harmless Garden.com and its parent, subsidiaries, affiliates, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) relating to a breach of this Agreement by iVillage or (ii) iVillage's operations of the iVillage Network.

     E. Garden.com agrees to indemnify, defend and hold harmless iVillage and its parent, subsidiaries, affiliates, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) relating to (i) a breach of this Agreement by Garden.com, or (ii) the use or purchase of any Garden.com Product.

     F. In connection with any claim or action described in this Section 13, the Party seeking indemnification (i) will give the indemnifying Party prompt written notice of the claim, (ii) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (iii) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

14.     Confidentiality.  Other  than  as required or appropriate for securities
        ---------------
laws disclosure (in which case the partner shall consult with one another over the breadth and scope of the required disclosure), iVillage and Garden.com agree to keep in confidence, all Confidential Information. All Confidential Information shall remain the sole property of the disclosing Party and its confidentiality shall be maintained and protected by the receiving Party with at least the same degree of care as the receiving Party uses for the protection of its own confidential and proprietary information. The receiving Party shall not disclose such Confidential Information to any third party. These restrictions shall not apply to any Confidential Information: (v) after it has become generally available to the public without breach of this Agreement by the receiving Party; (w) is rightfully in the receiving Party's possession before disclosure to it by the disclosing Party; (x) is independently developed by the receiving Party; (y) is rightfully received by the receiving Party from a third party without a duty of confidentiality; or (z) is required to be disclosed under operation of law or administrative process. Upon expiration or termination of this Agreement for any reason, Garden.com will promptly and at the direction of iVillage, either destroy or return to iVillage, and will not take or use, all items of any nature which belong to iVillage and all records (in any form, format or medium) containing or relating to Confidential Information.

15.     Limitation of Liability.  NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY
        -----------------------
INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS OPPORTUNITIES, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY
REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

16.     Miscellaneous  Provisions.
        -------------------------

     A. Nothing in this Agreement shall imply any partnership, joint venture or agency relationship between the parties and neither party shall have the power to obligate or bind the other except for what is stated in this Agreement.

     B.  The  following sections shall survive termination or expiration of this
Agreement:  1,  6,  7.E.,  9,  13,  14,  15  and  16.

     C. Except as otherwise expressly provided in this Agreement, neither party shall be liable for any breach of this Agreement for any delay or failure of performance resulting from any cause beyond such party's reasonable control, such as: weather, strikes or labor disputes, war, terrorist acts, riots or civil disturbances, government regulations, acts of civil or military authorities, or acts of God provided the party affected takes all reasonably necessary steps to resume full performance.

     D. This Agreement constitutes the binding agreement between the parties, represents the entire agreement between the parties and supersedes all prior agreements relating to what is stated in this Agreement and any changes to this Agreement must be in writing and signed by both parties.

     E. The rights granted under this Agreement to Garden.com shall be applicable to iVillage existing Web sites and shall not apply to any future acquisition by iVillage of Web sites or content, joint ventures or similar business combinations, so long as such acquisition does not materially and adversely affect iVillage's fulfillment of its obligations hereunder.

     F. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof.

     G. Neither party shall sell, transfer or assign this Agreement or the rights or obligations hereunder, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

     H. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States mails, postage prepaid, certified or registered, return receipt requested, or sent by overnight courier with charges prepaid and a confirming fax and address as follows:

     If  to  iVillage:
     -----------------
     iVillage  Inc.
     212  Fifth  Avenue
     New  York,  NY  10010
     Tel:  (212)  206-3100
     Fax:  (212)  604-9133
     Attention:  General  Counsel

     If  to  Garden.com:
     ------------------
     Garden.com,  Inc.
     3301  Steck  Avenue
     Austin,  TX  78757
     Tel:  (512)  532-4000
     Fax:  (512)  532-4100
     Attention:  Finance


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GARDEN.COM,  INC.                    IVILLAGE  INC.

Jim O'Connell                        Steven A. Elkes
------------------------             -------------------------------
(Name)                               (Name)

Director Online Marketing            Senior Vice President
------------------------             -------------------------------
(Title)                              (Title)

10/15/99                             10/15/99
------------------------             -------------------------------
(Date)                               (Date)

/s/ Jim O'Connell                    /s/ Steven A. Elkes
------------------------             -------------------------------
(Signature)                          (Signature)


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